Exhibit 5.1

September 1, 2026

Bel Fuse Inc.

300 Executive Drive, Suite 300

West Orange, New Jersey 07052

Re: Form S-8 Registration Statement of Bel Fuse Inc.

Ladies and Gentlemen:

We have acted as special counsel to Bel Fuse Inc., a New Jersey corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-8 (the “Registration Statement”), to which this opinion is attached, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement. The Registration Statement relates to the registration of an aggregate of 725,000 shares (the “Shares”) of the Company’s Class B Common Stock, par value $0.10 per share (the “Common Stock”), issuable pursuant to awards under the Bel Fuse Inc. 2026 Equity Compensation Plan (the “Plan”).

In connection with rendering this opinion, we have examined: (i) the Plan; (ii) the Restated Certificate of Incorporation of the Company, as amended; (iii) the Amended and Restated By-Laws of the Company; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares being registered pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon the grant, satisfaction and/or achievement of the applicable vesting requirements (where applicable), or exercise of awards, in each case pursuant to and in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to, and is expressed solely with respect to, the corporate laws of the State of New Jersey, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. We express no opinion as to matters involving the laws of any jurisdiction other than the State of New Jersey. The opinion contained in this letter is limited to the present corporate laws of the State of New Jersey and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof. We are members of the New Jersey Bar and do not hold ourselves out as experts on the laws of any other jurisdiction. We have represented the Company in connection with certain transactions on matters relating to New Jersey corporate law, but do not generally represent the Company nor act as the Company’s regular outside counsel.

We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion letter speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion letter.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP